UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2020
NEON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38551	46-3915846
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
40 Erie St., Suite 110
Cambridge, MA 02139
(Address of principal executive offices, including zip code)
(617) 337-4701
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NTGN	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07.  Submission of Matters to a Vote of Security Holders.
On May 4, 2020, Neon Therapeutics, Inc., a Delaware corporation (“Neon”), held a virtual special meeting of its stockholders (the “Special Meeting”). Neon’s stockholders voted on Proposal 1 at the Special Meeting, which is described in more detail in the definitive proxy statement filed by Neon with the Securities and Exchange Commission on April 2, 2020.
Neon’s stockholders were entitled to one vote for each share of common stock, $0.001 par value per share (each, a “Share”), held as of the close of business on March 23, 2020 (the “Record Date”). At the close of business on the Record Date, there were 28,931,978 Shares entitled to vote at the Special Meeting. Present at the Special Meeting or by proxy were holders of 20,363,853 Shares, representing 70.38% of the outstanding Shares eligible to vote at the Special Meeting, and constituting a quorum. The final results with respect to such proposal are set forth below.
Proposal 1 - The Merger Proposal. To approve and adopt the Agreement and Plan of Merger, dated as of January 15, 2020, or as amended, modified or otherwise supplemented from time to time (the “Merger Agreement”), by and among Neon, BioNTech SE, a Societas Europaea organized and existing under the laws of Germany (“BioNTech”), and Endor Lights, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of BioNTech:

Votes For	Votes Against	Abstentions
19,696,223	73,646	593,984
Stockholder action on a second proposal, to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of approving the Merger Proposal, was not required and no vote was taken on that proposal.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neon Therapeutics, Inc.

Date: May 5, 2020	By:	/s/ Jolie M. Siegel
	Name:	Jolie M. Siegel
	Title:	Vice President, General Counsel and Secretary

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